Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-165904) and S-8 (No. 333-150982) of Southern Copper Corporation of our report dated March 2, 2009, except for the reclassification in connection with the adoption of Accounting Standards Codification 810 Consolidation, described in Note 3, as to which the date is February 26, 2010, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers S.C.

México D.F.

February 28, 2011